EXHIBIT 10(t)
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                                 DESCRIPTION OF SUPPLEMENTAL LIFE INSURANCE






Vice Presidents of the Liz Claiborne, Inc. (the "Company") receive universal life insurance policies which provide coverage equal to two times annual base salary.  The Company pays the premiums on each policy during the employment period, enabling the employee to have a paid-up life insurance policy at retirement with a cash surrender value.  Additionally, the Chairman of the Board and Vice Chairman of the Board and President
receive a $1 million term life insurance policy for which the Company pays the premium on the policy.






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